UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2005

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-629-3722

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

DIRECTOR COMPENSATION.

On May 18, 2005, the Board of Directors ("Board") of Genesee & Wyoming Inc. (the "Company") approved and adopted the following director compensation arrangements, to take effect immediately and to remain in place until amended or modified:

Director Cash Compensation. Each non-employee director will receive an annual cash retainer fee of $20,000 per year, with an additional fee of $2,000 for each Board meeting the director attends in person and $400 for each Board meeting the director attends telephonically. Directors who serve on a Board committee will receive a $1,000 fee for each committee meeting they attend in person and a $400 fee for each meeting they attend telephonically. In addition, the Chairman of the Audit Committee is entitled to receive an additional annual fee of $10,000, and the Chairman of the Governance Committee and the Chairman of the Compensation Committee receive annual fees of $5,000 each. These fees are to be paid quarterly.

Director Equity Compensation. Under the terms of the Company’s 2004 Omnibus Incentive Plan, non-employee directors will receive annual grants of restricted stock with a value equal to approximately $40,000 in each year of their three year terms, which for the 2005-2006 year is equal to 1,622 shares of restricted stock. For the first year of a director’s term, the annual award will vest in three equal installments on the dates of each of the next three annual meetings of stockholders. For the second year of the director’s term, one-half of the grant of restricted stock will vest on the date of each of the next two annual meetings of stockholders. For the final year of the term, the entire amount of the grant of restricted stock will vest on the date of the following year’s annual meeting of stockholders. These grants will be made pursuant to award notices that are consistent with the forms of award notices previously filed as exhibits with the Securities and Exchange Commission.

CHIEF OPERATING OFFICER CASH COMPENSATION.

On May 18, 2005, the Compensation Committee of the Board of Directors of the Company (the "Committee") approved a new compensation arrangement for James W. Benz (the "Executive"), who was recently promoted to the position of the Company's Chief Operating Officer. Effective May 1, 2005, Executive’s base salary will be $220,000 annually, with adjustments subject to the review and approval of the Committee. Executive's target annual incentive cash bonus (the "Bonus") would be 50% of base salary, with actual bonus payments to be based on achievement of Genesee Value Added ("GVA") performance targets (60% of such Bonus based on GVA financial performance of the Company's U.S. and Canadian operations; 20% of such Bonus based on GVA financial performance of the Company; and 20% of such Bonus to be based on GVA safety performance).

EQUITY COMPENSATION FOR EXECUTIVE OFFICERS

On May 18, 2005, the Committee made several equity grants to executive officers, which were previously disclosed in Form 4 filings made by or on behalf of such executive officers. These equity grants were made pursuant to award notices that are consistent with award notices previously filed as exhibits with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

May 23, 2005	By:	Adam B. Frankel

Name: Adam B. Frankel
Title: SVP, General Counsel & Corporate Secretary